Exhibit 1.1

Final Version

FORM OF EQUITY DISTRIBUTION AGREEMENT

October 28, 2025

[BANK]
[ADDRESS]

As Subject Agent and Forward Seller

[BANK AFFILIATE]
[ADDRESS]

As Forward Purchaser

Ladies and Gentlemen:

Brixmor Property Group Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), confirm their joint and several agreement with [[●] (in its capacity as purchaser under any Forward Contract (as defined in Section 19 below), the “Forward Purchaser”) and] [●] (in its capacity as agent for the Company and/or principal under any Terms Agreement (as defined in Section 1(a) below) in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, the “Subject Agent” and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined in Section 19 below) hereunder, the “Forward Seller,” except in the case of BTIG, LLC, Nomura Securities International, Inc., (acting through BTIG, LLC as agent)), with respect to the offering and sale from time to time, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to a number of shares (the “Maximum Number”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), that have a Gross Sales Price (as defined below) of $400,000,000 on the terms set forth in Section 1 and Section 2 of this Agreement. Such shares (which for the avoidance of doubt includes Forward Hedge Shares but excludes Forward Settlement Shares (as defined in Section 19 below)) are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below. “Issuance Shares” shall include all Shares other than Forward Hedge Shares. It is understood and agreed by the parties hereto that if Shares are offered or sold through the Forward Seller, then the Forward Seller shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Shares. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forward Related Transactions are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-291119) (the “registration statement”) for the registration of the Shares and other securities of the Company and the Operating Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company, the Operating Partnership and their businesses. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Subject Agent, the Forward Seller or the Forward Purchaser, as applicable, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus, dated October 28, 2025, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Subject Agent, the Forward Seller and the Forward Purchaser in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. The Prospectus and the applicable Permitted Free Writing Prospectus(es) (as defined below) issued at or prior to the applicable Time of Sale (as defined below), taken together collectively, and, with respect to any specific offering and sale of Shares, together with the number of Shares sold in such offering and the public offering price of such Shares, is hereinafter referred to as the “General Disclosure Package.” Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus or the General Disclosure Package shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date (as defined in Rule 158 of the Commission promulgated under Section 11(a) of the Act) (the “Effective Date”) of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, or the Time of Sale, respectively, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein, and references in this Agreement to “subsidiaries” or any “subsidiary” of the Company shall include, without limitation, the Operating Partnership.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (each, an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Nomura Global Financial Products, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and, as applicable, their respective affiliates) (each in its capacity as agent, principal, forward seller and/or forward purchaser thereunder, an “Alternative Agent” and, together with the Subject Agent and the Forward Seller, the “Agents” or, individually, an “Agent”) for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Agent of Shares on the terms set forth in the applicable Alternative Distribution Agreement. The Company and the Operating Partnership may also in the future enter into one or more additional equity distribution agreements for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time of the Shares, each of which will be deemed to be an Alternative Distribution Agreement upon execution thereof. The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreements (as defined in Section 1(a) below), the Alternative Distribution Agreements and any Alternative Terms Agreements (as defined in Section 1(a) below) shall not exceed the Maximum Number. This Agreement and the Alternative Distribution Agreements are hereinafter referred to as the “Distribution Agreements.”

The Company and the Operating Partnership, jointly and severally, and the Subject Agent, the Forward Seller and the Forward Purchaser, as applicable, agree as follows:

1.	Issuance and Sale.

(a)	Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, and provided the Company provides the Subject Agent, the Forward Seller and the Forward Purchaser with any due diligence materials and information reasonably requested by the Subject Agent, the Forward Seller and the Forward Purchaser necessary for the Subject Agent, the Forward Seller and the Forward Purchaser, as applicable, to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (i) the Company and the Subject Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Subject Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”) and (ii) the Company, the Forward Seller and the Forward Purchaser shall enter into an agreement in accordance with Section 2 with respect to any Forward Related Transaction (as defined in Section 1(b)). The Company may also offer to sell the Shares directly to the Subject Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the Subject Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to the applicable Alternative Distribution Agreement (with such changes thereto as may be agreed upon by the Company and the Alternative Agent party thereto to accommodate a transaction involving more than one Agent). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Number and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)	Subject to the terms and conditions set forth below, the Company appoints the Subject Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Subject Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). In addition, subject to the terms and conditions set forth below, the Forward Seller shall act as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares in accordance with the terms and subject to the conditions hereof and of the applicable Placement Notice (as defined in Section 2(k) below), as amended by the corresponding Forward Acceptance (as defined in Section 2(l) below), if applicable (each such transaction being referred to as a Forward Related Transaction (as defined in Section 19 below)). Neither the Company nor the Subject Agent shall have any obligation to enter into an Agency Transaction and none of the Company, the Forward Purchaser nor the Forward Seller shall have any obligation to enter into a Forward Related Transaction. With respect to an Agency Transaction, the Company shall be obligated to issue and sell through the Subject Agent, and the Subject Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to the Subject Agent related to such Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Subject Agent as provided in Section 2 below. With respect to a Forward Related Transaction, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), this Agreement and the Master Forward Confirmation (as defined in Section 19 below), as provided in Section 2 below.

(c)	The Subject Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act, (B) to or through a market maker, or (C) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, or any similar market venue, or that otherwise meet the definition of an “at the market offering” under Rule 100 of Regulation M under the Exchange Act (all such transactions are hereinafter referred to as “At the Market Offerings”) and (D) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Subject Agent in writing. Sales of the Forward Hedge Shares, if any, by the Forward Seller will be made by means of ordinary brokers’ transactions on the Exchange, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(d)	If Shares are to be sold in an Agency Transaction in an At the Market Offering, the Subject Agent will confirm in writing (including by e-mail) to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to the Subject Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company and the Operating Partnership, jointly and severally, shall (i) indemnify and hold harmless the Subject Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company, and (ii) notwithstanding any such default, pay to the Subject Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)	The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that the Subject Agent will be successful in selling the Shares, (ii) the Subject Agent shall incur no liability or obligation to the Company the Operating Partnership or any other person or entity if it does not sell the Shares for any reason other than a failure by the Subject Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Subject Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Subject Agent and the Company in a Terms Agreement.

(g)	In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate (as defined in the Master Forward Confirmation) to do so, then the obligation herein of the applicable Forward Seller with respect to sales of Shares in connection with such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost. For purposes of this Section 1(g), the “Maximum Stock Loan Rate” shall be as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable).

2.	Transaction Acceptances and Terms Agreements.

(a)	The Company may, from time to time during the Term, propose to the Subject Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Subject Agent by telephone or by e-mail and shall set forth the information specified below (each, a “Transaction Proposal”). If the Subject Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Subject Agent mutually agree to modified terms for such proposed Agency Transaction, then the Subject Agent shall promptly deliver to the Company by e-mail a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Subject Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Subject Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the Subject Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s);

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2.0% of the Gross Sales Price, the Subject Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder, any Forward Related Transaction, any Terms Agreements, the Alternative Distribution Agreements and any Alternative Terms Agreements, results in a total number of Shares that exceeds the Maximum Number of Shares, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for insuring that the number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the number of Shares and the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company or the Subject Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Subject Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)	The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Subject Agent, the Subject Agent’s commission for any Shares sold through the Subject Agent pursuant to this Agreement shall be up to 2.0% of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Subject Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The Gross Sales Price less the Subject Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Subject Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Subject Agent’s account, or an account of the Subject Agent’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Subject Agent. Such payment and delivery shall be made on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Subject Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)	If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Subject Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Subject Agent, and the Subject Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Subject Agent otherwise agree in writing.

(e)	If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance, any Forward Contract (including under any Alternative Distribution Agreement) or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Subject Agent or Forward Seller, as applicable, shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Subject Agent or the Forward Seller, as applicable, and the Company.

(f)

(i)	If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement (or, for the avoidance of doubt, in a Forward Related Transaction), it will notify the Subject Agent of the proposed terms of the Principal Transaction. If the Subject Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Subject Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)	The terms set forth in a Terms Agreement shall not be binding on the Company or the Subject Agent unless and until the Company and the Subject Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)	Each sale of the Shares to the Subject Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Subject Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Subject Agent. The commitment of the Subject Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Operating Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Subject Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Subject Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date or Forward Related Settlement Date (as defined in Section 19 below), a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)	Without the prior written consent of the Subject Agent or the Forward Seller, as applicable, the Company shall not request the sale of any Shares pursuant to this Agreement (whether in an Agency Transaction, Forward Related Transaction or a Principal Transaction) that would be sold, and the Subject Agent and the Forward Seller need not make any sale of Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be, that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(i)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request more than one of the Subject Agent, the Forward Seller or any Alternative Agent sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Common Stock under any other sales agency agreements or other similar arrangements on such day.

(j)	Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the Subject Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Minimum Price (as hereafter defined), or in a number or with an aggregate sales price in excess of the number or aggregate sales price, as the case may be, authorized from time to time to be issued and sold under the Distribution Agreements, any Placement Notice and any Terms Agreement and Alternative Terms Agreements, in each case by the Company’s board of directors or a duly authorized committee thereof or in a number in excess of the number of Shares approved for listing on the Exchange, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(k)	On any Exchange Business Day during the Term on which (i) the conditions set forth in Section 7 have been satisfied and no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period (as defined in Section 19 below) shall have occurred, the Company may deliver a notice (which notice shall specify that it relates to a Forward Related Transaction) to the Forward Seller and the Forward Purchaser in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share (a “Minimum Price”) below which sales may not be made (which shall be no less than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof) and certain specified terms of the Forward Contract (such notice, a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit E. The Placement Notice shall originate from any of the individuals listed as an authorized individual of the Company on Exhibit F (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the Forward Seller and the Forward Purchaser set forth on Exhibit F, as such exhibit may be amended by written notice from the Company, the Forward Seller or the Forward Purchaser, as the case may be, from time to time.

(l)	If the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Exchange Business Day immediately following the Exchange Business Day on which such Placement Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit F, setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties), no later than 9:00 a.m. (New York City time) on the second Exchange Business Day following the Exchange Business Day on which the Placement Notice was delivered, of all of the terms of such Placement Notice, as amended (a “Forward Acceptance”), which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit F. The Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Forward Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 8 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 2(t). It is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement, the Master Forward Confirmation and a Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) with respect to a Forward Related Transaction, the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) will control with respect to such Forward Related Transaction.

(m)	No Placement Notice may be delivered hereunder (i) other than on an Exchange Business Day during the Term, (ii) if the Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period specified in any other Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) if any Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in the Master Forward Confirmation) any Forward Contract entered into between the Company and the Forward Purchaser or (iv) if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Forward Acceptance, if applicable) delivered by the Company relating to a Forward Related Transaction hereunder or any Forward Related Transaction under any Alternative Distribution Agreements, would result in the sum of the number of Shares issued under all Forward Contracts (entered into in connection with any Distribution Agreements) that have settled, plus the aggregate Capped Number (as defined in Section 19 below) under all Forward Contracts (entered into in connection with any Distribution Agreements) then outstanding or to be entered into between the Company and the Forward Purchaser (or any forward purchaser in connection with any Alternative Distribution Agreement) exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(n)	Subject to the provisions of Section 2(r) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward Contract, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount (as defined in Section 19 below) specified in such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit F (as such exhibit may be amended from time to time) and to the Forward Purchaser no later than the opening of the Exchange Business Day immediately following each Exchange Business Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission (as defined in Section 19 below) and any other compensation received by the Forward Seller in respect of such Forward Hedge Shares, the corresponding Forward Sales Price (as defined in Section 19 below) and the Aggregate Forward Hedge Price (as defined in Section 19 below) payable to the Forward Purchaser in respect thereof.

(o)	No later than the opening of the Exchange Business Day immediately following the final Scheduled Trading Day of the Forward Hedge Selling Period, the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward Contract for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the last Exchange Business Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Exchange Business Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward Contract (which shall be the Actual Sold Forward Amount (as defined in Section 19 below) for such Forward Hedge Selling Period), the “Maturity Date” for such Forward Contract (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Initial Forward Price” for such Forward Contract, the “Spread” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Volume-Weighted Hedge Price” (as defined in Section 19 below) for such Forward Contract, the “Threshold Price” for such Forward Contract, the “Initial Stock Loan Rate” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward Contract (as set forth in the related Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward Contract (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) and the “Regular Dividend Amounts” for such Forward Contract (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts per Calendar Quarter” in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)).

(p)	Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Related Transaction hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation.

(q)	Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement, together with all sales of Shares under each of the Alternative Distribution Agreements (including any Alternative Terms Agreements thereunder) exceed (i) the Maximum Number or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and each Alternative Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Subject Agent or the Forward Seller, as applicable, in writing.

(r)	On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice or upon receipt by the Forward Purchaser and the Forward Seller of a Forward Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares that the Forward Purchaser expects to have an aggregate Forward Sales Price equal to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 2. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.

(s)	On or before each Forward Related Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Related Settlement Date) at DTC through DWAC or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Related Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Related Settlement Date.

(t)	In connection with a Forward Related Transaction, the Company, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit F (as such exhibit may be amended from time to time), suspend any sale of Shares and the applicable Forward Hedge Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit F (as such exhibit may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Forward Seller and the Forward Purchaser agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit F (as such exhibit may be amended from time to time); provided, however, that the failure by the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

3.	Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Subject Agent, the Forward Seller and the Forward Purchaser, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance or acceptance of a Placement Notice or provides a Forward Acceptance (each such date, the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)	The Company and the Operating Partnership meet the requirements for use of Form S-3 under the Act and have prepared and filed the Registration Statement with the Commission for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the date hereof or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company and the Operating Partnership filed with the Commission, and furnished to you, a Basic Prospectus relating to the Shares in accordance with Rule 424(b) and will file with the Commission a Prospectus relating to the Shares in accordance with Rule 424(b); there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Time of Sale, the General Disclosure Package did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Subject Agent, the Forward Seller or the Forward Purchaser and furnished in writing by or on behalf of the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Subject Agent’s or Forward Seller’s, as applicable, initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)	Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares (in each case other than the Basic Prospectus). The Company represents and agrees that, unless it obtains the prior consent of the Subject Agent, the Forward Seller and the Forward Purchaser, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Act) (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a free writing prospectus (as defined in Rule 405 under the Act) (a “Free Writing Prospectus”) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Subject Agent, the Forward Seller and the Forward Purchaser, or, in the case of any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or Alternative Terms Agreement, by the Agents party to such Terms Agreement or Alternative Terms Agreement, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses”(as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and the Distribution Agreements and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer”(each as defined in Rule 405 under the Act). The Company has paid the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.

(c)	The documents incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the General Disclosure Package (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

(d)	Each Permitted Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any Incorporated Document, or the Prospectus that has not been superseded or modified, and each such Permitted Free Writing Prospectus, each as supplemented by and taken together with the Prospectus, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Subject Agent, the Forward Seller or the Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Subject Agent, the Forward Seller and the Forward Purchaser consists of the information described as such in Section 9(b) hereof.

(e)	The interactive data in the eXtensible Business Reporting Language incorporated by reference to the Registration Statement fairly presents the information called for in all material respects, has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto, and is subject to the Company’s internal controls over financial reporting.

(f)	(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Company and its subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and (v) each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g)	Except as otherwise set forth in the Registration Statement, the Prospectus and the General Disclosure Package, all outstanding shares of capital stock, partnership interests or membership units of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for such interests, claims, liens or encumbrances granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the Registration Statement, the Prospectus and the General Disclosure Package.

(h)	The Shares to be issued and sold by the Company hereunder (or under any Terms Agreement) and the Forward Settlement Shares have been duly authorized and, when issued and delivered and paid for as provided herein, in any Terms Agreement or in any Forward Contract, as the case may be, will be duly authorized and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and conform to the information in the Registration Statement, the Prospectus and the General Disclosure Package and to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package; none of the outstanding shares of capital stock of the Company, including the Shares to be issued and sold by the Company hereunder or under any Terms Agreement and the Forward Settlement Shares to be delivered under any Forward Contract, have been issued in violation of any preemptive or similar rights of any security holder; the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the organizational documents of the Company and with any requirements of the Exchange. Except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to subscribe for or purchase, or instruments convertible into or exchangeable for, any obligations, shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the company and the Company’s charter and bylaws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus.

(i)	All outstanding partnership units of the Operating Partnership (“OP Units”) have been duly authorized and validly issued. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding (A) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (B) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(j)	There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(k)	Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the period covered by the latest audited financial statements incorporated by reference therein (A) there has been no change, nor any development or event involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class of its capital stock or other equity interests, as applicable, except for dividends or distributions declared, paid or made consistent with past practice that have been publicly disclosed by the Company, (C) there has been no material change in the capital stock or total debt of the Company or any of its subsidiaries, (D) there has not been any transaction material to the Company and its subsidiaries, taken as a whole, entered into or any such transaction that is probable of being entered into by the Company and any of its subsidiaries, other than transactions in the ordinary course of business, (E) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (F) none of the Company or any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that, individually or in the aggregate, with respect to this clause (F), would not reasonably be expected to have a Material Adverse Effect.

(l)	The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(m)	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution and delivery of this Agreement, any Terms Agreement or any Forward Contract and the transactions contemplated herein or therein, except such as have been obtained or as may be required under the Act, the Exchange Act or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Subject Agent in the manner contemplated herein and in the Prospectus.

(n)	The execution and delivery of this Agreement, any Terms Agreement or any Forward Contract and the consummation of any of the transactions contemplated herein or therein (including under any Forward Contract or Terms Agreement) will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the organizational documents of the Company or the Operating Partnership, (B) the organizational documents of any other subsidiary of the Company, (C) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (D) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (B), (C) and (D) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect consummation of the transactions contemplated herein or by any Terms Agreement or any Forward Contract.

(o)	There are no contracts, agreements or understandings between the Company or any of its affiliates, and any person (other than this Agreement, the Terms Agreement, the Alternative Distribution Agreements and the Alternative Terms Agreements) that would give rise to a valid claim against the Company or any Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering or sale of the Shares.

(p)	Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, no holders of securities of the Company or any of its subsidiaries have rights to the registration of such securities under the Registration Statement.

(q)	Subject to notice of official issuance, the Shares and the Forward Settlement Shares have been approved for listing on the Exchange.

(r)	The consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the combined consolidated financial position of the Company and its consolidated subsidiaries as of the dates and for the periods indicated in conformity with United States generally accepted accounting principles (“U.S. GAAP”). Additionally, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The consolidated historical financial statements of the Operating Partnership and its consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement present fairly, in all material respects, the combined consolidated financial position of the Operating Partnership and its consolidated subsidiaries as of the dates and for the periods indicated in conformity with U.S. GAAP. Additionally, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. The selected financial data incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, fairly present, on the basis stated therein, the information included therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus and the General Disclosure Package under the Act or the rules and regulations thereunder (the “Rules and Regulations”). All disclosures contained in the Registration Statement, the Prospectus and the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Act to the extent applicable.

(s)	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Operating Partnership, threatened that (A) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect consummation of the transactions contemplated herein or by any Terms Agreement or any Forward Contract, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).

(t)	(A) The Company or its subsidiaries have good and marketable title (fee or leasehold) to all of the real properties described in the Registration Statement, the Prospectus and the General Disclosure Package as owned or leased by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (1) are described in the Registration Statement, the Prospectus and the General Disclosure Package, (2) are Permitted Encumbrances or (3) would not, individually or in the aggregate, have a Material Adverse Effect; (B) all of the ground leases and subleases relating to the Properties, if any, material to the business of the Company and its subsidiaries considered as one enterprise, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the ground leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect; (E) the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties, except as would not, individually or in the aggregate, have a Material Adverse Effect; (F) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; (G) the Company, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property, and all such policies of insurance are in full force and effect; and (H) except as otherwise described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any tenant of any of the Properties, are in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties or (z) any ground lease, sublease or operating sublease relating to any of the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above, any such default that would not, individually or in the aggregate, have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Company or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

(u)	This Agreement, any Forward Contract and any applicable Terms Agreement have been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each of the Company and the Operating Partnership has the full right, power and authority to execute and deliver this Agreement, any Forward Contract and any applicable Terms Agreement and perform its obligation hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares and the Forward Settlement Shares as provided herein and therein and the Operating Partnership’s issuance of the OP Units to the Company in respect of the Company’s contribution of the net proceeds of such sale to the Operating Partnership in accordance with the Operating Partnership’s operating agreement; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company and the Operating Partnership of this Agreement, any Forward Contract and any applicable Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Forward Contract or Terms Agreement, such action will have been duly and validly authorized prior to its execution by the Company and the Operating Partnership).

(v)	Neither the Company nor the Operating Partnership is and, except as would not have a Material Adverse Effect, no other subsidiary of the Company is in violation of its organizational documents. Neither the Company nor any of its subsidiaries are in violation of or default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in each case, for any violation or default that would not reasonably be expected to have a Material Adverse Effect.

(w)	Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, are, to the knowledge of the Company, independent public accountants with respect to the Company and the Operating Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)	The Company and each of its subsidiaries has filed all tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes, assessments, fines or penalties that are currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(y)	Commencing with its taxable year ended December 31, 2011, the Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the United States Internal Revenue Code of 1986, as amended (the “Code”), and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2025 and thereafter. The Company currently intends to continue to qualify as a REIT and the Company, after reasonable inquiry and diligence, does not know of any event by reason of which it would reasonably be expected to fail to qualify as a REIT at any time.

(z)	The Operating Partnership is properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof.

(aa)	Each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a REIT or taxable REIT subsidiary election has been made) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(bb)	No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Company or any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(cc)	The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)	Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company does not have any material lending or other relationship with any Agent or, to its knowledge, any bank or lending affiliate of any Agent.

(ee)	The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff)	No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Prospectus and the General Disclosure Package, including with respect to restrictions on transfer of property or assets pursuant to the terms of mortgage debt on the Properties.

(gg)	The Company and its subsidiaries possess all such licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(hh)	The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ii)	The Company and its subsidiaries have established and maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure.

(jj)	None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk)	Any third-party statistical and market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ll)	The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received written notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Company in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)	None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to any Plan, except in the case of (A) and (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (2) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (3) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect with respect to the termination of, or withdrawal from, any Plan; or (4) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could, in each case, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(nn)	As of the date hereof, the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company and its subsidiaries are required to comply.

(oo)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(qq)	None of the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries (A) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)) or (B) will, directly or indirectly, use the proceeds, if any, of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce) (collectively, “Sanctions”) by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(rr)	None of the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine).

(ss)	There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(tt)	Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Subject Agent, the Forward Seller or the Forward Purchaser or counsel for the Subject Agent, the Forward Seller or the Forward Purchaser in connection with the offering and sale of the Shares, this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, respectively, as to matters covered thereby, to the Subject Agent, the Forward Seller or the Forward Purchaser.

(uu)	(i)(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s, the Operating Partnership’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company, the Operating Partnership and their respective subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except with respect to this clause (i), for any such security breach or other compromise, as would not, individually or in the aggregate, have a Material Adverse Effect, or; (ii) the Company, the Operating Partnership and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except with respect to this clause (ii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company, the Operating Partnership and their respective subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

4.	Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby agree with the Subject Agent, the Forward Seller and the Forward Purchaser:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Subject Agent, the Forward Seller and the Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement, and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Subject Agent, the Forward Seller or the Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; provided, that any such Permitted Free Writing Prospectus, amendment or supplement prepared for use solely in connection with an offering of Shares pursuant to a Terms Agreement or Alternative Terms Agreement need only be furnished to the Agent or Agents, as the case may be, who are or will be parties to such Terms Agreement or Alternative Terms Agreement, as the case may be, and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which any such Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)	To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Subject Agent, the Forward Seller and the Forward Purchaser via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Subject Agent, the Forward Seller and the Forward Purchaser, as applicable and, at the request of the Subject Agent, the Forward Seller or the Forward Purchaser, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)	To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Subject Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal, and in the event of any notice of objection pursuant to Rule 401(g)(2) under the Act, to promptly amend the Registration Statement onto the registration form it is then eligible to use.

(e)	To furnish such information as may be required and otherwise use its best efforts to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Subject Agent, the Forward Seller and the Forward Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)	To make available to the Subject Agent, the Forward Seller and the Forward Purchaser at its offices in New York City, without charge, and thereafter from time to time to furnish to the Subject Agent, the Forward Seller and the Forward Purchaser, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the Effective Date of the Registration Statement) and each Permitted Free Writing Prospectus as the Subject Agent, the Forward Seller and the Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)	If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Subject Agent, the Forward Seller or the Forward Purchaser or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Subject Agent and the Forward Seller to cease the solicitation of offers to purchase the Shares in each of the Subject Agent’s and Forward Seller’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(h)	To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the date hereof, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the Effective Date of the Registration Statement with respect to each sale of Shares.

(i)	To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus under the caption “Use of Proceeds.”

(j)	Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(k)	Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares and the Forward Settlement Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Subject Agent or Forward Seller may reasonably designate as aforesaid (including the reasonable legal fees and disbursements of counsel to the Agents in connection therewith and the printing and furnishing of copies of any blue sky surveys to the Agents), (iv) the listing of the Shares and the Forward Settlement Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the Financial Industry Regulatory Authority, Inc. (including the reasonable legal fees and disbursements of counsel to the Agents in connection therewith, provided that the Company will not be obligated to pay aggregate fees and disbursements of counsel pursuant to Section 4(k)(iii) and Section 4(k)(v) in excess of $10,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firms, (vii) the performance of the Company’s and the Operating Partnership’s other obligations hereunder, under the Master Forward Confirmation, whether or not the transactions contemplated hereby are consummated, and under any Terms Agreement; provided, that, except as otherwise agreed with the Company, the Subject Agent or the Forward Seller, as applicable, shall be responsible for any transfer taxes on resale of Shares by it and legal costs of the Subject Agent or Forward Seller, as applicable, other than as specifically provided above.

(l)	With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, neither the Company nor the Operating Partnership will offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(m)	During the pendency of the period between the time of a Transaction Proposal and the earlier of the time such Transaction Proposal is withdrawn or rejected or the Agency Settlement Date related to such transaction, the Company will not, without giving the Subject Agent at least one (1) business day prior written notice specifying the nature and the date of the proposed transaction, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock (including OP Units) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, except for (A) Shares offered and sold under this Agreement, any Alternative Distribution Agreement, any Terms Agreement or Alternative Terms Agreement, (B) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee equity incentive plan of the Company referred to in the Registration Statement, the Prospectus and the General Disclosure Package that is in effect on the date hereof, including, for the avoidance of doubt, the 2013 Brixmor Property Group Inc. Omnibus Incentive Plan, (C) Common Stock issuable upon exchange of OP Units, including those to be sold pursuant to this Agreement and (D) Common Stock pursuant to a dividend reinvestment and direct stock purchase plan. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(n)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(o)	The Company acknowledges and agrees that each of the Subject Agent, the Forward Seller and the Forward Purchaser has informed the Company that it may, to the extent permitted under the Securities Act and the Exchange Act, trade in the Common Stock for its own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(p)	The Company currently intends to qualify as a REIT under the Code and will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(q)	[Reserved]

(r)	The Company shall file with the Commission an amendment to the Registration Statement or a supplement to the Prospectus, as may be required, relating to any Shares sold to the Subject Agent pursuant to a Terms Agreement, subject to prior review by the Subject Agent, within the time periods required by the Commission therefor.

(s)	[Reserved]

(t)	The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time that it does not (until further notice) intend to sell Shares under this Agreement for the period commencing on the date of such notice and continuing until the second Exchange Business Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement or any other Distribution Agreement, or enters into any Terms Agreement or Alternative Terms Agreement, and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”); provided, that no Suspension Period may be initiated (x) while a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein), (y) during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (z) during any period beginning on and including the first day of a Terms Agreement through and including the related Settlement Date. Notwithstanding anything to the contrary in this Agreement, during any such Suspension Period, the Company’s obligations to provide certificates, legal opinions and comfort letters, and assist with diligence meetings and calls pursuant to Section 6 hereunder shall be suspended and waived, and the Company shall not make the representations and warranties of the Company contained in Section 3 of this Agreement. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company affirms the accuracy of the representations and warranties contained herein by delivering in Officers’ Certificate in the form of Exhibit B hereto, performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables required pursuant to Section 6 hereof or otherwise reasonably requested by the Agents, and subject to completion by the Agents of customary due diligence procedures.

(u)	The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the Maximum Number of Shares. During any Forward Hedge Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by the Subject Agent, the Forward Seller or the Forward Purchaser under the Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance.

(v)	The Company shall cooperate with the Subject Agent, the Forward Seller and the Forward Purchaser and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)	The Company will promptly notify the Subject Agent, the Forward Seller and any agent or forward seller under any Alternative Distribution Agreement when the Maximum Number has been sold pursuant to the Distribution Agreements.

(x)	In connection with entering into any Forward Contract, neither the Company, the Operating Partnership nor any of their respective affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

(y)	During any Forward Hedge Selling Period, the Company shall provide the Subject Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least one (1) Exchange Business Day) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Subject Agent, the Forward Seller and the Forward Purchaser in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Subject Agent, the Forward Seller and the Forward Purchaser in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding. To the extent reasonably requested in writing by the Company, the Subject Agent, the Forward Seller and the Forward Purchaser shall keep notices provided under this Section 4(y) confidential.

5.	Execution of Agreement. The obligations of the Subject Agent, the Forward Seller and the Forward Purchaser under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)	the Company shall have delivered to the Subject Agent, the Forward Seller and the Forward Purchaser:

(i)	an opinion of Hogan Lovells US LLP, counsel for the Company, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C hereto;

(ii)	a “comfort” letter from Deloitte & Touche LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request with respect to the financial statements and certain financial information of or relating to the Company and the Operating Partnership contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package;

(iii)	a certificate signed by its Chief Financial Officer, dated the date of this Agreement, in the form of Exhibit D hereto, certifying as to historical and pro forma financial statements, if any, and certain other financial, numerical and statistical data, in each case not covered by the “comfort” letter referred to in Section 5(a)(ii) hereof;

(iv)	evidence reasonably satisfactory to the Subject Agent, the Forward Seller and the Forward Purchaser, and their respective counsel, that the Shares and any Forward Settlement Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)	resolutions duly adopted by the Company’s board of directors and/or a duly authorized committee thereof, and certified by the Secretary of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares and the Forward Settlement Shares; and

(vi)	such other documents as the Subject Agent, the Forward Seller or the Forward Purchaser shall reasonably request; and

(b)	the Subject Agent, the Forward Seller and the Forward Purchaser shall have received the legal opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Subject Agent, the Forward Seller and the Forward Purchaser addressed to the Subject Agent, the Forward Seller and the Forward Purchaser and dated the date of this Agreement, addressing such matters as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request.

6.	Additional Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, further covenant and agree with the Subject Agent, the Forward Seller and the Forward Purchaser as follows:

(a)	Each Transaction Proposal made by the Company that is accepted by the Subject Agent by means of a Transaction Acceptance, each Placement Notice or Forward Acceptance that is delivered by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to the Subject Agent, the Forward Seller and the Forward Purchaser pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Placement Notice, Forward Acceptance or Terms Agreement, as the case may be).

(b)	Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document), (ii) the Company files an annual report on Form 10-K or a quarterly report on Form 10-Q under the Exchange Act, (iii) the Company files a report on Form 8-K under the Exchange Act containing amended Company financial information (excluding information “furnished” but not filed), (iv) there is a Principal Settlement Date pursuant to a Terms Agreement, or (v) otherwise as the Subject Agent, the Forward Seller or the Forward Purchaser shall reasonably request (provided that the Company may decline to comply with any request pursuant to this clause (v) unless such request is delivered at any time (w) during a Forward Hedge Selling Period, (x) during which a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein), (y) during which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (z) during any period beginning on and including the first day of a Terms Agreement through and including the related Settlement Date) (each date referred to clauses (i), (ii), (iii), (iv) and (v) above, a “Bring-Down Delivery Date”), the Company shall, except during a Suspension Period as provided in Section 4(t) hereof or unless the Subject Agent or the Forward Seller, as applicable, agrees otherwise, furnish or cause to be furnished to the Subject Agent or the Forward Seller, as applicable, a certificate, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, in the form of Exhibit B hereto; provided, however, that an amendment or supplement to the Registration Statement or the Prospectus relating to a different offering of securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)	On each Bring-Down Delivery Date, the Company shall, except during a Suspension Period as provided in Section 4(t) hereof or unless the Subject Agent, the Forward Seller and the Forward Purchaser each agree otherwise, cause to be furnished to Subject Agent, the Forward Seller and the Forward Purchaser (A) the written opinion of Hogan Lovells US LLP, counsel to the Company, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion referred to in Section 5(a)(i) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Subject Agent, the Forward Seller and the Forward Purchaser with a letter substantially to the effect that each of the Subject Agent, the Forward Seller and the Forward Purchaser may rely on the opinion referred to in Section 5(a)(i), furnished to the Subject Agent, the Forward Seller and the Forward Purchaser, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	On each Bring-Down Delivery Date, except during a Suspension Period as provided in Section 4(t) hereof or unless the Subject Agent, the Forward Seller and the Forward Purchaser each agree otherwise, (A) the Subject Agent, the Forward Seller and the Forward Purchaser shall be furnished the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Subject Agent, the Forward Seller and the Forward Purchaser, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinions and letter, or, (B) in lieu of such opinion and letter, such counsel shall furnish the Subject Agent, the Forward Seller and the Forward Purchaser with a letter substantially to the effect that each of the Subject Agent, the Forward Seller and the Forward Purchaser may rely on the opinion referred to in Section 5(b), furnished to the Subject Agent, the Forward Seller and the Forward Purchaser, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such letters authorizing reliance).

(e)	On each Bring-Down Delivery Date, the Company shall, except during a Suspension Period as provided in Section 4(t) hereof or unless the Subject Agent, the Forward Seller and the Forward Purchaser each agree otherwise, cause Deloitte & Touche LLP to furnish to the Subject Agent, the Forward Seller and the Forward Purchaser one or more “comfort” letters, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letters referred to in Section 5(a)(ii) hereof, but modified to relate to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and the General Disclosure Package shall include or incorporate by reference the financial statements of any entity or business (other than the Company and its subsidiaries), or any properties or assets, the Company shall, if requested by the Subject Agent, the Forward Seller or the Forward Purchaser, cause a firm of independent public accountants to furnish to the Subject Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request.

(f)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent, the Forward Seller and the Forward Purchaser and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Subject Agent or a Placement Notice or Forward Acceptance to the Forward Seller and the Forward Purchaser or the time the Subject Agent delivers a Transaction Acceptance to the Company or the Forward Seller and the Forward Purchaser accept a Placement Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Company delivers a Transaction Proposal to the Subject Agent or a Placement Notice or Forward Acceptance to the Forward Seller and the Forward Purchaser or the time the Subject Agent delivers a Transaction Acceptance to the Company or the Forward Seller and the Forward Purchaser accept a Placement Notice.

(g)	The Company shall reasonably cooperate with any reasonable due diligence review requested by the Subject Agent, the Forward Seller or the Forward Purchaser, or their respective counsel, from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP for an update on diligence matters with representatives of the Subject Agent, the Forward Seller and the Forward Purchaser and (ii) except during a Suspension Period as provided in Section 4(t) hereof, at each Bring-Down Delivery Date or otherwise as the Subject Agent, the Forward Seller or the Forward Purchaser may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP for one or more due diligence sessions with representatives of the Subject Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(h)	The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, the number of the Shares sold through the Agents under this Agreement, the Alternative Distribution Agreements and any Terms Agreements and Alternative Terms Agreements, and the gross and net proceeds to the Company from the sale of the Shares during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in this Section 6 shall be reasonably satisfactory in form and substance to the Subject Agent, the Forward Seller and the Forward Purchaser. The Subject Agent, the Forward Seller and the Forward Purchaser will provide the Company with such notice (which may be oral and, in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting any such document referred to in this Section 6.

7.	Conditions of the Obligations of the Subject Agent and the Forward Seller. The obligations of the Subject Agent and the Forward Seller to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance or Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date or Forward Related Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers, general partner or other authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof shall be true and correct.

(ii)	The Company and the Operating Partnership shall have performed and observed their respective covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, in the case of a Forward Related Transaction, during the Forward Hedge Selling Period, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Subject Agent, the Forward Seller or the Forward Purchaser makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading), in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, and any Forward Settlement Shares, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Subject Agent, the Forward Seller and the Forward Purchaser; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Subject Agent delivers a Transaction Acceptance to the Company or a Forward Acceptance to the Forward Seller and the Forward Purchaser, the Forward Seller and the Forward Purchaser accept a Placement Notice or the Company and the Subject Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Subject Agent, the Forward Seller or the Forward Purchaser shall have reasonably objected in writing.

(b)	Except during a Suspension Period as provided in Section 4(t) hereof, within three Exchange Business Days of the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Subject Agent, the Forward Seller and the Forward Purchaser shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Section 6. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the obligations of the Subject Agent or the Forward Seller, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance or Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), as applicable shall, unless otherwise agreed in writing by the Subject Agent or the Forward Seller, as applicable, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Subject Agent or the Forward Seller, as applicable, shall have received the documents described in the preceding sentence.

8.	Termination.

(a)

(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Subject Agent, the Forward Seller and the Forward Purchaser. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Subject Agent, the Forward Seller and the Forward Purchaser, shall remain in full force and effect notwithstanding such termination, (B) any termination shall not affect or impair any party’s obligations with respect to any Forward Hedge Shares sold hereunder prior to the occurrence thereof (including the obligation to enter into the “Supplemental Confirmation” in respect thereof) and (C) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(1)), 9, 13, 15 and 17 shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Subject Agent.

(b)

(i)	The Subject Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by the Subject Agent pursuant to a Terms Agreement, the obligations of the Subject Agent pursuant to such Terms Agreement shall be subject to termination by the Subject Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by the Exchange; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Subject Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Subject Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earliest of (A) the termination of the Agreement is pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of the Distribution Agreements and any Terms Agreements and Alternative Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination; provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 2(o) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward Contract for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward Contract.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Subject Agent, the Forward Seller and the Forward Purchaser or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or Section 8(b). If such termination shall occur prior to the Settlement Date, such sale shall nonetheless settle in accordance with the provisions of Section 2 hereof. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

9.	Indemnity and Contribution.

(a)	The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Subject Agent, the Forward Seller and the Forward Purchaser, each of their affiliates, directors and officers and each person, if any, who controls the Subject Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Subject Agent, the Forward Seller or the Forward Purchaser consists of the information described as such in paragraph (b) below.

(b)	The Subject Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Subject Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Subject Agent, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or Section 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 9(a) or Section 9(b); provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 9(a) or Section 9(b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. Subject to the proviso to this sentence, the Indemnifying Person shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel (in which case the Indemnifying Person shall not be entitled to participate in or assume the defense of any suit, action, proceeding, claim or demand brought or asserted against such Indemnified Person), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Subject Agent, the Forward Seller, the Forward Purchaser and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and their respective control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Subject Agent, the Forward Seller, the Forward Purchaser and any other Agents and their respective affiliates, directors and officers and their respective control persons, if any, shall be designated in writing by the Subject Agent and any such other Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, the Operating Partnership and any control persons of the Company or the Operating Partnership shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in Section 9(a) or Section 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other, from the offering of the Shares pursuant to this Agreement and any applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total underwriting discounts and commissions received by the Subject Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares (or, in connection with the Forward Related Transactions, for the Forward Seller respective proportions that the aggregate product of Actual Sold Forward Amount for each Forward Contract under this Agreement, multiplied by the Forward Hedge Price for such Forward Contract (the “Net Forward Proceeds”) bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined in Section 19 below) (such sum, the “Gross Forward Amount”) and for the Forward Purchaser the respective proportions that the aggregate Spread for such Forward Contracts (net of any related commercially reasonable hedging costs or other reasonable costs or expenses actually incurred) bears to the Gross Forward Amount). The relative fault of the Company and the Operating Partnership, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by Subject Agent, the Forward Seller and the Forward Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall (i) the Subject Agent be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Subject Agent with respect to the offering of the Shares pursuant to this Agreement and any applicable Terms Agreement exceeds the amount of any damages that the Subject Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Forward Seller be required to contribute any amount in excess of the amount by which the aggregate Actual Forward Commissions exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) the Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate of the Spread (net of any related hedging costs or other costs or expenses actually incurred) exceeds the amount of any damages that the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)	For purposes of clarity and without limitation to any provision of this Agreement, the Company and the Operating Partnership confirm that their agreements and obligations under this Section 9 are joint and several.

10.	Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and shall be sufficient in all respects, with respect to the Subject Agent, the Forward Seller and the Forward Purchaser if delivered or sent to Subject Agent or Forward Seller at [address] or to the Forward Purchaser at [address], in each case with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, to the attention of David J. Goldschmidt, and, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered or sent to it at 100 Park Avenue, New York, NY 10017, to the attention of Steven T. Gallagher, with copies to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004, to the attention of each of Michael McTiernan and Andrew Zahn. Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Subject Agent by e-mail to [contact]; and Transaction Acceptances shall be delivered by the Subject Agent to the Company by e-mail to [contact].

11.	No Fiduciary Relationship. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser (and any affiliate through which the Subject Agent, the Forward Seller or the Forward Purchaser may be acting), on the other, (b) each of the Subject Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Subject Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, irrespective of whether or not the Subject Agent, the Forward Seller or the Forward Purchaser has advised or is advising the Company on other matters, and none of the Subject Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, (d) none of the Subject Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Subject Agent, the Forward Seller and the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Subject Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Gross Sales Price and Forward Sales Price, as applicable, of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Subject Agent, the Forward Seller or the Forward Purchaser, (f) it waives, to the fullest extent permitted by law, any claims it may have against the Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and the Master Forward Confirmation and agrees that none of the Subject Agent, the Forward Seller or the Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (g) the Company’s engagement of the Subject Agent and the Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Subject Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Subject Agent, the Forward Seller or the Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, as applicable, in connection with such transaction or the process leading thereto.

12.	Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal, any Transaction Acceptance, any Placement Notice and any Forward Acceptance shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13.	Governing Law; Venue; Construction.

(a)	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The parties hereby agree that the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (the “Specified Courts”) shall have sole and exclusive jurisdiction over any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive). The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(c)	The section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.	Parties in Interest. The agreements, covenants, representations and warranties set forth herein have been and are made solely for the benefit of the Subject Agent, the Forward Seller, the Forward Purchaser, the Company and the Operating Partnership and, to the extent provided in Section 9 hereof, the controlling persons, affiliates, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association, corporation or entity (including a purchaser, as such purchaser, from or through the Subject Agent, the Forward Seller or the Forward Purchaser) shall acquire or have any right under or by virtue of this Agreement, any Terms Agreement or any Forward Contract.

Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate.

15.	Counterparts. This Agreement, any Forward Contract or any Terms Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement, any Forward Contract or any Terms Agreement by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement, any Forward Contract or any Terms Agreement, or in any other certificate, agreement or document related to this Agreement, any Forward Contract or any Terms Agreement, shall include any electronic signature.

16.	Successors and Assigns. This Agreement shall be binding upon the Subject Agent, the Forward Seller, the Forward Purchaser, the Company and the Operating Partnership and their successors and assigns. Each of the Subject Agent, the Forward Seller and the Forward Purchaser shall be permitted to act through any affiliated broker-dealer entity in respect of its rights and obligations provided for herein.

17.	Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership, the Subject Agent, the Forward Seller and the Forward Purchaser pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and the settlement of any Forward Contracts and shall remain in full force and effect, regardless of any termination of this Agreement, any Terms Agreement or any Forward Contracts or any investigation made by or on behalf of the Company, the Operating Partnership, the Subject Agent, the Forward Seller or the Forward Purchaser.

18.	Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

19.	Additional Forward-Related Definitions. For purposes of this Agreement:

“Actual Forward Commission” means, for each Forward Contract, the Actual Sold Forward Amount for such Forward Contract, multiplied by the Forward Hedge Selling Commission for such Forward Contract.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Contract or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Forward Contract” means the contract evidencing a forward transaction between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation).

“Forward Hedge Amount” means, for any Forward Contract, the amount specified as such in the Placement Notice for such Forward Contract (as amended by the corresponding Forward Acceptance, if applicable), which amount shall be the target aggregate Forward Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward Contract, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate (as defined below) for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, 2.0% of the Forward Sales Price of the Forward Hedge Shares unless otherwise set forth in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 2(m) hereof, the period of such number of consecutive Exchange Business Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) or, if such date is not an Exchange Business Day, the next Exchange Business Day following such date and ending on the last such Exchange Business Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward Contract; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 8.

“Forward Related Settlement Date” means, for any Forward Related Transaction, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), the Exchange Business Day following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means any shares of the Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward Contract that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Related Transaction” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Forward Acceptance (as defined below), if applicable) specifying that it relates to a “Forward Related Transaction” and requiring the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Sales Price” means, for each Forward Related Transaction, the actual sale execution price of each Forward Hedge Share sold by the Forward Seller.

“Forward Settlement Shares” means any shares of Common Stock to be sold pursuant to any Forward Contract.

“Master Forward Confirmation” means the “Master Confirmation for Issuer Share Forward Transactions” substantially in the form attached hereto as Exhibit G, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of an Exchange Business Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Exchange Business Day.

20.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that the Subject Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Subject Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that the Subject Agent, the Forward Seller or the Forward Purchaser, to the extent that it is a Covered Entity, or a BHC Act Affiliate (as defined below) of the Subject Agent, the Forward Seller or the Forward Purchaser, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Subject Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this Section 20, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Subject Agent, the Forward Seller and Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, the Subject Agent, the Forward Seller and Forward Purchaser.

Very truly yours,

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: Executive Vice President, General Counsel and Corporate Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By:	Brixmor OP GP LLC, its general partner

By:	BPG Subsidiary LLC, its sole member

By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: Executive Vice President, General Counsel and Corporate Secretary

Accepted and agreed to as of the date first above written:

By: [●], as Subject Agent and Forward Seller

By:
Name:
Title:

By: [●], as Forward Purchaser

By:
Name:
Title:

Exhibit E

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution – Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among Brixmor Property Group Inc., a corporation organized under the laws of the State of Maryland (the “Company”), Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), [●] (the “Forward Purchaser”) and [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Subject Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of October 28, 2025 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to a “Forward Related Transaction”. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Operating Partnership contained in the Equity Distribution Agreement and any Master Forward Confirmation is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Forward Hedge Selling Period:	$[●]
First Date of Forward Hedge Selling Period:	[●]
Maximum Number of Shares to be Sold:	[●]
Forward Hedge Amount:	$[●]
Minimum Price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $0.01 per share):	$[●] per share
Forward Hedge Selling Commission Rate:	[●]%
Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share	[●]

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]

Spread:	[●] basis points
Initial Stock Loan Rate:	[●] basis points
Maximum Stock Loan Rate:	[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$[●]
Maturity Date:	[●]

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Exhibit F

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

for the company

James M. Taylor, Jr.

Steven T. Gallagher

For the Forward seller and the forward purchaser

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Exhibit G

FORM OF MASTER FORWARD CONFIRMATION

To:	Brixmor Property Group Inc. (“Party B”)

From:	[DEALER] (“Party A”)
[DEALER CONTACT INFORMATION]

Re:	Master Confirmation for Issuer Share Forward Sale Transactions

Date:	October 28, 2025

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [DEALER] (“Party A”)[, represented by [●] as its agent (“Agent”),]1 and Brixmor Property Group Inc. (“Party B”) in accordance with the terms of the Equity Distribution Agreement (the “Distribution Agreement”), dated as of October 28, 2025, among Party A, Party B, Brixmor Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and the other parties thereto. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Party A and Party B had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Party A and Party B, with a “Threshold Amount” of USD 100 million for Party B and a “Threshold Amount” equal to 3% of shareholders’ equity of Party A as of the date hereof for Party A; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Party A and Party B as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.

1 Include if Dealer is using an agent.

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The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Party A or any of its Affiliates and Party B or any confirmation or other agreement between Party A or any of its Affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its Affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or any of its Affiliates and Party B are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:
Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the last Exchange Business Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Effective Date:

For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Party A.

Party A and Party B agree that, upon the effectiveness of any accepted Placement Notice (as defined in the Distribution Agreement) relating to a Forward Contract (as defined in the Distribution Agreement), in respect of the Transaction to which such accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Party A’s right to designate an Early Valuation Date in respect of such Transaction and the termination of such Transaction upon a Bankruptcy Termination Event) shall govern, and be applicable to, such Transaction as of the first Scheduled Trading Day of the Forward Hedge Selling Period for such Transaction as if the Effective Date for such Transaction were such first Scheduled Trading Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Party A designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than a Bankruptcy Termination Event, and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Effective Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller (as defined in the Distribution Agreement) sold Forward Hedge Shares (as defined in the Distribution Agreement) for such Transaction) shall, notwithstanding anything to the contrary herein, be deemed to be immediately effective as long as such Supplemental Confirmation does not conflict with the terms of the effective Placement Notice (as amended by the corresponding Forward Acceptance, if applicable, and subject to the terms of this Master Confirmation).

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Buyer:	Party A

Seller:	Party B

Maturity Date:

For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Placement Notice as amended by any corresponding Forward Acceptance (as defined in the Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The common stock (“Shares”), par value $0.01 per Share, of Party B (Ticker: “BRX”)

Number of Shares:

For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement) for the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction, giving effect to the reduction as provided in Section 3 below.

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).

Forward Price:

For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and 1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

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Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Forward Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Exchange Business Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction; provided that, for the purposes of calculating the Initial Forward Price, each such Forward Sales Price (other than the Forward Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to commercially reasonable adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:	For any day, the rate set forth opposite the caption “Overnight Bank Funding Rate” for such day on the page “OBFR01 <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the effective Placement Notice for such Transaction.

Forward Price	Reduction Amount: For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Placement Notice for such Transaction.
Valuation:
Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Party A based on the completion of the unwinding of its commercially reasonable hedge position. Party A shall notify Party B in writing that such last Unwind Date has so occurred before the next following Scheduled Trading Day.

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Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Party A (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:.	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof. Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Settlement Terms:
Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Party B may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Party A (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Party B may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

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Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:

For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Party B may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Party B represents and warrants to Party A in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Party B is not aware of any material nonpublic information concerning itself or the Shares, (B) Party B is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Party B is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Party B would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Party B’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

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(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Party A until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Party A were Party B or an affiliated purchaser of Party B, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Party B

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Party A shall pay to Party B an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Party B shall deliver to Party A such Settlement Shares. If, on any Physical Settlement Date or Net Share Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Physical Settlement Date or Net Share Settlement Date, as applicable, to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the amount due by Party A upon Physical Settlement or a portion of Forward Cash Settlement Amount, as applicable, in each case payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

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Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Party B shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Party A, and if such Net Share Settlement Amount is less than zero, Party A shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Party B, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each such Unwind Date in connection with unwinding Party A’s commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Party A (or its agent or affiliate) during the Unwind Period in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus commercially reasonable commissions not to exceed USD0.02 per Share.

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Unwind Activities:	The times and prices at which Party A (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Party A in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Party A concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Party A) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Party A may (but shall not be required to) notify Party B in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Party A shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Party A may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Party A is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares.

Share Adjustments:
Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Scheduled Trading Day of the Forward Hedge Selling Period of any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

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Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Scheduled Trading Day of the Forward Hedge Selling Period of such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Placement Notice as amended by any corresponding Forward Acceptance (each such term as defined in the Distribution Agreement) for such Transaction and for such calendar quarter (or, if no such amount is specified, an amount determined by Party A in good faith), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:
Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

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Additional Disruption Events:
Change in Law:	With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Party A is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; (iii) deleting the third and fourth sentences thereof; and (iv) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

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Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Party A

Determining Party:	For all applicable Extraordinary Events, Party A

Early Valuation:
Early Valuation:

For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position exists, Party A (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Party A represents and warrants to and agrees with Party B, assuming the accuracy and completeness of the representations of Party B hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Party B hereunder, that (i) based upon advice of counsel, Party A does not know of the existence as of the date hereof of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position and (ii) Party A will not knowingly cause the occurrence of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Party A may in its good faith and in a commercially reasonable manner permit Party B to elect Cash Settlement or Net Share Settlement in respect of such Transaction.

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If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Party B in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Party A may in its good faith and commercially reasonable discretion elect that the Settlement Method elected by Party B for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

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Hedging Event:

In respect of any Transaction, the occurrence of any of the following on or following the first Exchange Business Day of the Forward Hedge Selling Period (as defined in the Distribution Agreement): (i) (x) A Loss of Stock Borrow in connection with which Party B does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Party B does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

In respect of any Transaction, if a Hedging Event (other than the Hedging Event in clause (iii) in the preceding paragraph) occurs with respect to such Transaction on or after the first Scheduled Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any commercially reasonable costs or expenses incurred by Party A as a result of such Hedging Event.)

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:.	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Party A has unwound (as determined by Party A in good faith) its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day

Acknowledgements:
Non-Reliance:	Applicable

Agreements and Acknowledgements:
Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:

Notwithstanding anything to the contrary in the Agreement, Party A may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Party A under any Transaction, in whole or in part, to an affiliate of Party A without the consent of Party B; provided that (i) the creditworthiness of such affiliate is not, taking into account any guarantees or other credit support provided for the obligations of such affiliate, materially weaker than Party A’s creditworthiness at such time, (ii) Party B will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a material likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment, (iii) each of Party A and such transferee is a “dealer” within the meaning of section 1.1001-4(b)(1) of the U.S. Treasury Regulations and (iv) that no Event of Default or Termination Event with respect to which Party A is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom.

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Calculation Agent:

Party A; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Party B, the Calculation Agent will, within five Business Days of its receipt of such written request, provide to Party B by e-mail to the e-mail address provided by Party B in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Party A shall not be required to disclose any proprietary or confidential models of Party A or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

Party B Payment Instructions:	To be provided by Party B

Party A Payment Instructions:	To be provided by Party A

The Office of Party B for the Transaction is:	Inapplicable, Party B is not a Multibranch Party

The Office of Party A for the Transaction is:	[●]

Party B’s Contact Details for Purpose of Giving Notice:	To be provided by Party B

Party B Payment Instructions:	To be provided by Party B

Party A’s Contact Details for Purpose of Giving Notice:	[●]

Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Party A) of the following conditions:

the representations and warranties of Party B and the Operating Partnership contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Party B or the Operating Partnership, shall be true and correct on such Effective Date as if made as of such Effective Date;

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each of Party B and the Operating Partnership shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date;

all of the conditions set forth in Section 5 of the Distribution Agreement shall have been satisfied;

the effective date of the effective Placement Notice (as defined in the Distribution Agreement) shall have occurred as provided in the Distribution Agreement;

all of the representations and warranties of Party B hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

Party B shall have delivered on or prior to such Effective Date to Party A an opinion of counsel in form and substance reasonably satisfactory to Party A with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable; and

Party B shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Forward Related Settlement Date (as defined in the Distribution Agreement) in connection with Party A establishing its commercially reasonable hedge position, Party A, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Party A’s sole judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Party A is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of each Time of Acceptance (as defined in the Distribution Agreement), Trade Date and Forward Related Settlement Date (as defined in the Distribution Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

Additional Representations and Warranties of Party B. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to Party A, and agrees with Party A, as of the date hereof and as of each Time of Acceptance (as defined in the Distribution Agreement), Trade Date and Forward Related Settlement Date (as defined in the Distribution Agreement), that:

without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Party A is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

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it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than [4.5][9.0]% of the number of then-outstanding Shares and it will notify Party A immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

to its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares; provided that Party B makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Party A;

as of any Trade Date and as of the date of any payment or delivery by Party B or Party A hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Party A or its associated persons;

(p) ownership positions held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary (i) do not constitute “ownership” by Party A and (ii) shall not result in Party A being deemed or treated as the “owner” of such positions, in each case for purposes of the Issuer’s Articles of Incorporation; and

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IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

Additional Covenants of Party B.

Party B acknowledges and agrees that any Shares delivered by Party B to Party A on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Party B represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

Party B agrees that Party B shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Party B acknowledges that it has no right to, and agrees that it will not seek to, control or influence Party A’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Party A’s decision to enter into any hedging transactions.

Party B acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Party B or any officer, director, manager or similar person of Party B is aware of any material non-public information regarding Party B or the Shares.

Party B shall promptly provide notice thereof to Party A (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Party B is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

Neither Party B nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Party B. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Party A, Party B will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

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Party B will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

Party B shall: (i) prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Party A of such public announcement; (ii) promptly notify Party A following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Party A with written notice specifying (A) Party B’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Party A or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Party B to Party A that such information is true and correct. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Party B acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Party B acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Party B of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

Party B shall promptly execute any Supplemental Confirmation delivered to Party B by Party A.

Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Party B as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Party B and Party A thereunder (except for any liability as a result of breach of any of the representations or warranties provided by Party B in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Party B or Party A, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Party B under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Additional Provisions.

Party A acknowledges and agrees that Party B’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation not any Supplemental Confirmations are not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.

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The parties hereto intend for:

each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

the rights given to Party A pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Issuer’s control. Party B represents and warrants to Party A (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Party B shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(b) (the resulting deficit, the “Deficit Shares”), Party B shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Party B or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Party B additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Party B shall promptly notify Party A of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Party B shall not, until Party B’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Party A as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Party B’s obligations to Party A under the Transactions.

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The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

[Reserved]

Party B acknowledges that:

during the term of any Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;

Party A and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Party B; and

each Transaction is a derivatives transaction; Party A may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Party B under the terms of any Transaction.

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Indemnification. Without duplication of any indemnification obligations under the Distribution Agreement, Party B agrees to indemnify and hold harmless Party A, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Party A and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Party B in this Master Confirmation, any Supplemental Confirmation or the Agreement. Party B will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s willful misconduct, gross negligence or bad faith in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Party B. Party B also agrees that no Indemnified Party shall have any liability to Party B or any person asserting claims on behalf of or in right of Party B in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Party B result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Party A. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of any Transaction.

Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Party A be entitled to receive, or be deemed to receive, Shares to the extent that, (i) upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Party A, any other person that would have beneficial ownership of such Shares (any such person, an “Additional Owner,” which shall include without limitation any of Party’s affiliates’ business units subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act), or any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Party A or any Additional Owner is a member (any such group, a “Party A Group”), would be equal to or greater than [4.5][9.0]% of the outstanding Shares (such condition, an “Excess Ownership Position”), (ii) the receipt of such Shares would result in a violation of any restriction on ownership and transfer set forth in Article VII of Party B’s Articles of Incorporation, taking into account any waivers that are then in effect (such condition, the “Excess Charter Ownership Position”) or (iii) upon such receipt of such Shares, Party A, any Party A Group or any Additional Owner (any of Party A, any Party A Group or any Additional Owner, a “Party A Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Party A Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Party B) or any contract or agreement to which Party B is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, (i) Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would not result in (x) any Party A Person directly or indirectly so beneficially owning in excess of [4.5][9.0]% of the outstanding Shares or (y) the occurrence of an Excess Charter Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Party A shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Party B makes such delivery. Upon request of Party A, Party B shall promptly confirm to Party A the number of Shares then outstanding and Party A shall then promptly advise Party B with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Party B to notify Party A of the number of Shares then outstanding nor a failure of Party A to advise Party B with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Party B to Party A that Party A was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Party B hereunder and Party A shall promptly return such Shares to Party B, pending which Party A shall be deemed to hold any such Shares solely as custodian for the benefit of Party B.

24

Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Party A and its affiliates to Party B relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Party A or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Party A does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Party B.

Restricted Shares. If Party B is unable to comply with the covenant of Party B contained in Section 6(a) above or Party A otherwise determines in its reasonable opinion that any Shares to be delivered to Party A by Party B under any Transaction may not be freely returned by Party A to securities lenders as described in the covenant of Party B contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Party A

Use of Shares. Party A acknowledges and agrees that, except in the case of a Private Placement Settlement, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Party A in connection with its hedging activities related to exposure under such Transaction or otherwise in compliance with applicable law.

Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Party A shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Party A’s control.

Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

Staggered Settlement. Notwithstanding anything to the contrary herein, Party A may, by prior notice to Party B, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

Waiver of Right to Trial by Jury. EACH OF PARTY A AND PARTY B HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF PARTY A, PARTY B OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any electronic signature.

Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Party B to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity, as in effect on the Trade Date.

Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

Ownership Limit. Party B represents and undertakes to Party A that Party A, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Distribution Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation, any Supplemental Confirmation and the Distribution Agreement, will not, either individually or collectively with any other Forward Purchasers or Forward Sellers, be subject to the ownership limitations set forth in Article VII of Party B’s Articles of Incorporation.

Other Forwards. Party B agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period (as defined in the Distribution Agreement) at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Party A (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Party B directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Party B enters into with any financial institution other than Party A, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period.

[Matters Relating to Agent. Agent is acting as agent for Party A in connection with this Master Confirmation, any Supplemental Confirmation and the Agreement. As such all delivery of funds, assets, notices, demands and communications of any kind relating to this Master Confirmation, any Supplemental Confirmation or the Agreement and any Transaction between Party A and Party B shall be transmitted exclusively through Agent. Agent has no obligation by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either Party A or Party B under this Master Confirmation, any Supplemental Confirmation or the Agreement.]2

2 Include if Dealer is using an agent.

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Tax Matters.

For the purpose of Section 3(f) of the Agreement:

Party A makes the following representations: [●]

Party B makes the following representations:

It is a “U.S. person” (as that term is used in Treasury Regulation section 1.1441-4(a)(3)(ii) for U.S. federal income tax purposes.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation section 1.6049-4(c)(1)(ii)(J).

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”) and the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form [W-9], or any successor thereto[, and Party A shall cause [●] to provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-[9]3 (with any accompanying required documentation) or any successor thereto] (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Party B or Party A shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.

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Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

[ISDA EMIR PR/DR Protocol. The parties agree that the definitions and provisions contained in Part I to III of the Attachment to the ISDA 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by the International Swaps and Derivatives Association, Inc. on July 19, 2013 (the “EMIR PR/DR Protocol”) are hereby incorporated into and apply to the Agreement as if set forth in full herein with effect from the date of the Agreement and for the purposes of those provision:

(i)           Party A shall be a Portfolio Data Sending Entity;

Party B shall be a Portfolio Data Receiving Entity;

The following place(s) are specified for the purposes of the definition of Local Business Day as it applies to:

Party A: [●]; and

Party B: New York;

With respect to Part I(3)(A) of the Attachment to the EMIR Protocol:

Party A appoints the following Affiliates: None;

Party B appoints the following Affiliates: None;

With respect to Part I(3) of the Attachment to the EMIR Protocol:

Party A confirms that it adheres as a Party that may use a Third Party Service Provider;

Party B confirms that it adheres as a Party that may use a Third Party Service Provider;

Party A agrees that the following items may be delivered to it at the contact details shown:

In respect of Portfolio Data, Notice of Discrepancy and any Dispute Notice: [●]

Party B agrees that the following items may be delivered to it at the contact details shown:

Portfolio Data: [●]

Notice of a discrepancy: [●]

Dispute Notice: [●]]4

4 Include for EU Dealers

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[EMIR NFC Representation Protocol. The amendments set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on March 8, 2013 and available on the ISDA website (www.isda.org) shall be made to the Agreement. For the purposes of such amendments, the parties agree that: (i) each reference to “Covered Master Agreement” will be deemed to be a reference to the Agreement; (ii) the Implementation Date will be the date of this Master Confirmation; (iii) Party A will be deemed to be a party which adheres to the Protocol as a party which is a financial counterparty; (iv) Party B will be deemed to be a party which adheres to the Protocol as a party making the NFC Representation; and (v) each reference to Adherence Letter will be disregarded. For the purposes of Section 3 of the Agreement, Party B represents and warrants on a continuous basis that it is a non-financial counterparty under the clearing threshold for the purposes of Regulation (EU) No. 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories. Party B undertakes promptly to inform Party A if such representation is or becomes untrue or incorrect.]5

[Bank Resolution and Recovery Directive. Notwithstanding and to the exclusion of any other term of this Master Confirmation, any Supplemental Confirmation, the Agreement or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Master Confirmation, any Supplemental Confirmation or the Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to it under this Master Confirmation, any Supplemental Confirmation or the Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

the cancellation of the BRRD Liability;

the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

the variation of the terms of this Master Confirmation, any Supplemental Confirmation or the Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes herein:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD.

5 Include for EU Dealers.

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“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.]6

[Banking Act 2009.

Beneficiary Agreement.

(i)           Subject to this paragraph (i), the parties agree that, notwithstanding any conflicting terms of this Master Confirmation, any Supplemental Confirmation or the Agreement, if a:

Crisis Prevention Measure;

Crisis Management Measure; or

Recognised Third-Country Resolution Action,

is taken in relation to Party A or an Affiliate, Party B shall be only entitled to exercise Termination Rights under, or rights to enforce a Security Interest in connection with, the Agreement to the extent that Party B would be entitled to do so under the Special Resolution Regime if the Agreement were governed by the laws of any part of the United Kingdom.

For the purpose of paragraph (i) above, section 48Z of the Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a mandatory reduction instrument by the Bank of England under section 6B of the Banking Act 2009.

Definitions. For the purposes of paragraph (a) above:

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012;

“Crisis Management Measure”, “Crisis Prevention Measure”, “Group” and “Recognised Third-Country Resolution Action” have the meanings given in section 48Z(1) of the Banking Act 2009;

“Security Interest” has the meaning given in section 70B(7) of the Banking Act 2009;

“Special Resolution Regime” means the provisions of Part I of the Banking Act 2009 and any measure taken under that Part;

 6 Include for EU Dealers

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“Termination Right” means the following rights and provisions:

a “termination right” as defined in section 70C(10) of the Banking Act 2009;

a “default event provision” as defined in section 48Z(1) of the Banking Act 2009 that would apply as a consequence of:

a Crisis Prevention Measure, Crisis Management Measure or Recognised Third-Country Resolution Action; or

the occurrence of any event directly linked to the application of such a measure or action.

“Third Country” means a territory or country that is not an EEA state.]7

[Recognition of U.S. Special Resolution Regimes. For purposes of this Section 31, references to “this Agreement” shall be deemed to be references to this Master Confirmation, any Supplemental Confirmation and the Agreement.

(i)           In the event Party A becomes subject to a proceeding under the FDI Act or OLA (together, the “U.S. Special Resolution Regimes”), the transfer of this Agreement or any other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, from Party A will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, as the case may be, were governed by the laws of the United States or a State of the United States.

In the event Party A or any Party A Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement or any other Relevant Agreement that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement as the case may be, were governed by the laws of the United States or a State of the United States.

Limitation on Exercise of Certain Default Rights Related to a Party A Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that subject to Section 31(c), Party B shall not be permitted to exercise any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that is related, directly or indirectly, to a Party A Affiliate becoming subject to an Insolvency Proceeding.

General Creditor Protections. Nothing in Section 31(b) shall restrict the exercise by Party B of any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that arises as a result of:

(i)           Party A becoming subject to an Insolvency Proceeding; or

Party A not satisfying a payment or delivery obligation pursuant to (A) this Agreement or any other Relevant Agreement, or (B) another contract between Party A and Party B that gives rise to a Default Right under this Agreement or any other Relevant Agreement.

Burden of Proof. After a Party A Affiliate has become subject to an Insolvency Proceeding, if Party B seeks to exercise any Default Right with respect to this Agreement or any other Relevant Agreement, Party B shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.

7 Include for EU Dealers

31

Applicability of Section 31(a). The requirements of Section 31(a) apply notwithstanding Section 31(b) and Section 31(c).

General Conditions

(i)           Effective Date. The provisions set forth in Section 31 will come into effect on the later of the Applicable Compliance Date and the date of this Agreement.

Prior Adherence to the U.S. Protocol. If Party A and Party B have adhered to the ISDA U.S. Protocol prior to the date of this Agreement, the terms of the ISDA U.S. Protocol shall be incorporated into and form a part of this Agreement and shall replace the terms of this Section 31. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party and the Agreement shall be deemed to be a Protocol Covered Agreement.

Subsequent Adherence to the U.S. Protocol. If, after the date of this Agreement, both Party A and Party B shall have become adhering parties to the ISDA U.S. Protocol, the terms of the ISDA U.S. Protocol will supersede and replace this Section 31.

Definitions. For the purposes of Section 31, the following definitions apply:

“Applicable Compliance Date” with respect to this Agreement shall be determined as follows: (a) if Party B is an entity subject to the requirements of the QFC Stay Rules, January 1, 2019, (b) if Party B is a Financial Counterparty (other than a Small Financial Institution) that is not an entity subject to the requirements of the QFC Stay Rules, July 1, 2019 and (c) if Party B is not described in clause (a) or (b), January 1, 2020.

“BHC Affiliate” has the same meaning as the term “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. 1813(w) and 12 U.S.C. 1841(k).

“Consolidated Affiliate” has the same meaning specified in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“Credit Enhancement” means, with respect to this Agreement or any other Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Party A or Party B hereunder or thereunder or with respect hereto or thereto, including any guarantee or collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

“Default Right” means, with respect to this Agreement (including any Transaction or Confirmation hereunder) or any other Relevant Agreement, any:

(i)           right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

32

right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure; but solely with respect to Section 31(b) does not include any right under a contract that allows a party to terminate the contract on demand or at its option at a specified time, or from time to time, without the need to show cause.

“FDI Act” means the Federal Deposit Insurance Act and the regulations promulgated thereunder.

“Financial Counterparty” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“ISDA U.S. Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol, as published by ISDA on July 31, 2018.

“OLA” means Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Party A Affiliate” means, with respect to Party A, a BHC Affiliate of that party.

“Party B Affiliate” means a Consolidated Affiliate of Party B.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.81-8 (the “Federal Reserve Rule”), 12 C.F.R. 382.1-7 (the “FDIC Rule”) and 12 C.F.R. 47.1-8 (the “OCC Rule”), respectively. All references herein to the specific provisions of the Federal Reserve Rule, the FDICs Rule and the OCC Rule shall be construed, with respect to Party A, to the particular QFC Stay Rule(s) applicable to it.

“Relevant Agreement” means this Agreement (including all Transactions and Confirmations hereunder) and any Credit Enhancement relating hereto or thereto.

“Small Financial Institution” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“State” means any state, commonwealth, territory, or possession of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, American Samoa, Guam, or the United States Virgin Islands.]8

8 Include for applicable Dealers.

33

Party B hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

34

Yours faithfully,

[[●], as agent for
[DEALER]][9]

By:
Authorized Representative

[DEALER]

By:
Authorized Representative

9 Include if Dealer is using an agent.

[Signature Page to Master Forward Confirmation]

Agreed and accepted by:

BRIXMOR PROPERTY GROUP INC.

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Brixmor Property Group Inc. (“Party B”)

From:	[DEALER] (“Party A”)
[DEALER CONTACT INFORMATION]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Party A”) and Brixmor Property Group Inc. (“Party B”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

(1) This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [ ] (the “Master Confirmation”) between Party A and Party B, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

(2) The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date: [_______]

Effective Date: [_______]

Number of Shares: [_______]

Maturity Date: [_______]

Initial Forward Price: USD [____]

Threshold Price: USD [____]

Volume-Weighted Hedge Price: [_______]

Spread: [_.__]% per annum

Initial Stock Loan Rate: [_______]

Maximum Stock Loan Rate: [_______]

[Signature Page to Supplemental Confirmation]

Party B hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[[●], as agent for
[DEALER]][10]

By:
Authorized Representative

[DEALER]

By:
Authorized Representative

10 Include if Dealer is using an agent

[Signature Page to Supplemental Confirmation]

Agreed and accepted by:

BRIXMOR PROPERTY GROUP INC.

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[_______]	USD[_______]
[_______]	USD[_______]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter:	USD[_______]

[Signature Page to Supplemental Confirmation]

ANNEX B

PRIVATE PLACEMENT PROCEDURES

If Party B delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)           all Unregistered Settlement Shares shall be delivered to Party A (or any affiliate of Party A designated by Party A) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

as of or prior to the date of delivery, Party A and any potential purchaser of any such shares from Party A (or any affiliate of Party A designated by Party A) identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Party A, such affiliate of Party A or such potential purchaser, as the case may be, may be required by Party B to enter into a customary nondisclosure agreement with Party B in respect of any such due diligence investigation.

as of the date of delivery, Party B shall enter into an agreement (a “Private Placement Agreement”) with Party A (or any affiliate of Party A designated by Party A) in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Party A, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Party A and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Party B of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Party A, and shall contain representations, warranties, covenants and agreements of Party B reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), Party B shall, if so requested by Party A, prepare, in cooperation with Party A, a private placement memorandum in form and substance reasonably satisfactory to Party A.

In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Party B delivers any Unregistered Settlement Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

[Signature Page to Supplemental Confirmation]